Exhibit 99.1

Esports Entertainment Group Provides Fiscal Third Quarter Business Update

Divests Non-Core Businesses in a Company Reset to Maximize Opportunities in the Esports and E-simulator Markets

Initial Restructuring Costs Reflected in Fiscal Third-Quarter Results; Anticipates Ultimate Reduction of More than $4 Million in Annual Operating Expenses

Reduces Nearly $43 Million of Liabilities Year-to-Date; Expected to Result in a Substantially Debt-Free Balance Sheet Not Yet Reflected in Financials

Julians, Malta–May 22, 2023–Esports Entertainment Group, Inc. (NASDAQ: GMBL) (NASDAQ: GMBLP) (NASDAQ: GMBLW) (NASDAQ: GMBLZ) (“Esports Entertainment” or the “Company”), a leading, global iGaming company and business-to-business (B2B) esports content and solutions provider, today provided strategic, financial, and operational updates for the fiscal third quarter ended March 31, 2023.

“Over the past several months, we’ve carried out an all-encompassing review of our organization, taking into account the projected direction of where we believe the esports and esports gambling industries are heading,” stated Alex Igelman, CEO of Esports Entertainment. “We’ve identified unprofitable operations and agreements that required divestment or discontinuation, paving the way for a very bright future. As a result of this analysis, we have created a roadmap for the Company’s future. The Company has valuable core assets, and we believe further developing these assets will create a focused and solid foundation going forward. This phase in the Company’s journey represents a crucial transition, a new beginning, and an occasion to move past the activities that have previously held us back, while charting a course that optimizes our chances for future achievements and building long-term value for shareholders.”

“Despite the initial costs associated with the restructuring, many of which are reflected in our fiscal 2023 third-quarter results, we anticipate that these measures will reduce our annual operating expenses by over $4.0 million. Moreover, divesting or shutting down non-core business lines to optimize our operations also involves non-recurring costs that temporarily impacted our financial results. Notably, in January, we successfully sold our eSports Spanish Gaming license for approximately $1.2 million, and immediately after, in February, we completed the sale of the Bethard business for approximately $1.7 million in cash and in the process eliminated $6.2 million of related contingent liabilities. In March, we began the liquidation process of Argyll Entertainment, a UK-based online gambling business with ongoing losses. Furthermore, we have cut our workforce from 158 full-time employees as of December 31, 2022, down to ninety-nine full-time employees, including all scheduled reductions. As a result, the actions taken up to now are expected to result in a decrease in annualized salaries of approximately 36%. In addition to these measures, we have identified other areas for potential cost savings in the future.”

“As a business-to-consumer (B2C) iGaming operator in global markets, operating under our MGA license, we intend to refocus our efforts on the esports gambling sector by introducing esports wagering content and offerings. In this regard, the Company is implementing plans to extend its B2C esports wagering services through the Idefix platform, and we have completed the integration of the Oddin.gg iFrame solution for esports betting on our platform. In the long run, we also plan to offer an “esports-first,” Idefix-centered B2B platform for sale and distribution to third parties. By harnessing the Idefix iGaming platform and the MGA-regulated suite of B2C brands, coupled with expansion opportunities in the B2B platform space, we expect a unique opportunity to unite the iGaming and esports sectors.”

“In the United States market, we plan to focus on consolidating and delivering B2B esports products and content catering to both the esports and esports gambling sectors. The Company intends to allocate considerable resources toward developing and creating short-form competitive content (e-simulators), which we believe has the potential to overshadow traditional esports wagering content in the near future. The Company has already gained recognition within the esports community for its highly valuable esports venue management solution via its ggCircuit division, which maintains a robust national and global presence. We believe there is a considerable short-term opportunity in the education sector, which has experienced significant growth across domestic and international college and university campuses. Furthermore, we intend to improve the existing ggCircuit software by integrating unique features that allow compatibility with esports betting content where legally permissible, and by adding several practical enhancements to the software, resulting in increased revenue for our clients and the Company.”

“We have significantly enhanced our balance sheet since December 31, 2022. Specifically, during the quarter, we reduced debt and other liabilities by approximately $27.1 million. The principal amount of our Senior Convertible Note was reduced by $16.3 million, from $32.2 million at December 31, 2022, to $15.9 million as of March 31, 2023, and subsequently, the holder of the Note agreed to exchange the remaining balance of the Note into new unsecured, Series C Convertible Preferred Stock. This, in combination with prior transactions during the fiscal third quarter, has reduced nearly $43 million of the Company’s liabilities, resulting in a substantially debt-free balance sheet for Esports Entertainment Group. In addition, the Company entered into a securities purchase agreement to complete a private placement of new unsecured, Series D Convertible Preferred Stock with an institutional investor, expected to provide Esports Entertainment with net proceeds of approximately $4.0 million after expenses. As a result of the steps we have taken this year to strengthen our balance sheet, the Company now possesses stockholders’ equity exceeding Nasdaq’s minimum requirement of $2.5 million, which we believe brings us back into compliance with Nasdaq’s continued listing requirements.”

“Today’s esports betting scene is inconsistent and often either an offshoot of traditional sports betting or a challenge for conventional US bookmakers to understand and smoothly incorporate into their platforms. Esports Entertainment holds incredibly valuable and unique assets that we are confident will be essential to the industry’s future. The Company is implementing its vision with a particular emphasis on esports betting solutions and short-form competitive (e-simulator) content, catering to both B2B and B2C segments. The Company views its accomplishments since the start of the year as transformative, marking the beginning of our future after our reset. Our team is composed of experienced gambling executives, former regulators, and video game industry experts, all of whom are dedicated to fulfilling our vision. By focusing our efforts and streamlining our operations, I am extremely confident that Esports Entertainment will establish a dominant position within this high-growth industry, driving long-term profitability.”

Financial Results

●	Revenue totaled $4.2 million in the three months ended March 31, 2023, compared to $15.7 million recorded in the three months ended March 31, 2022.
●	Cost of revenue totaled $1.3 million in the three months ended March 31, 2023, a decrease of $5.0 million, or 79%, from the $6.3 million recorded in the three months ended March 31, 2022.
●	Sales and marketing expense totaled $0.9 million in the three months ended March 31, 2023, a decrease of $6.2 million, or 87%, compared to the $7.1 million recorded for the three months ended March 31, 2022.
●	General and administrative expense totaled $7.4 million for the three months ended March 31, 2023, a decrease of $6.9 million, or 48%, compared to the $14.3 million recorded for the three months ended March 31, 2022.
●	Net loss for the three months ended March 31, 2023, was $13.2 million, compared to $63.6 million for the three months ended March 31, 2022.
●	The Company had approximately $1.9 million of available cash as of March 31, 2023. The amount of available cash on hand on May 19, 2023, was $0.4 million. On May 22, 2023, the Company closed the issuance of a new Series D Preferred Stock, resulting in gross proceeds to the Company of $4.3 million before deducting underwriting discounts and commissions.

The Company’s complete financial results are available in the Company’s Form 10-Q, which has been with the Securities and Exchange Commission and will be available on the Company’s website.

About Esports Entertainment Group

Esports Entertainment Group is a leading, global MGA-licensed, “esports-first” iGaming B2C operator and a US-focused B2B aggregator and supplier of esports solutions and e-simulator content. The Company owns and operates the world’s leading esport venue management system, currently deployed in 810 global locations, including more than one hundred colleges and universities. The Company’s strategy is to capitalize on the multi-billion-dollar market for esports and esports wagering by leveraging its leading position in the industry. The Company is also targeting the rapidly growing market for short-form competitive content (e-simulators), which features competitive, short-cycle head-to-head leagues that are optimized for the betting markets. In addition to its plans to distribute esports content, the Company currently provides B2C-focused wagering through its MGA-licensed suite of brands. For additional information about the Company, please visit www.esportsentertainmentgroup.com.

Forward-Looking Statements

The information contained herein includes forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result,” and similar expressions. These statements relate to future events or to our strategies, targeted markets, and future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, including, the ability to complete the transactions contemplated by the Securities Purchase Agreement, effectuate debt for equity exchanges, the conversion prices, and the timing and other terms of such exchanges. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and those discussed in other documents we file with the SEC, including our ability to regain compliance with Nasdaq Listing Rules and stay listed on Nasdaq, our significant indebtedness, our obligations under our Senior Convertible Note, and our ability to continue as a going concern. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, unless required by law. The safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of such Act.

Contact:

Crescendo Communications, LLC
Tel: (212) 671-1021
Email: GMBL@crescendo-ir.com